SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [X] Preliminary Proxy Statement              [ ] Confidential, for Use of the
  [ ] Definitive Proxy Statement                   Commission Only (as permitted
  [ ] Definitive Additional Materials              by Rule 14a-6(e)(2))
  [ ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3)  Filing Party:

--------------------------------------------------------------------------------
     (4)  Date Filed:

--------------------------------------------------------------------------------

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                               6416 VARIEL AVENUE
                            WOODLAND HILLS, CA 91367

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 12, 2000
                                  ------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., formerly EDUDATA CORPORATION (the "Company"), will be held at the Dental/Medical Diagnostic Systems Corporate Headquarter located at, 6416 Variel Avenue, Woodland Hills, California, on July 12, 2000, at 10:00 a.m., Los Angeles time, for the following purposes:

     1. To elect the Directors of the Company each to hold office for one year and until respective successors are elected. The persons nominated by the Board of Directors of the Company, Messrs. Gurevitch and Kleinberg and Drs. Preston and Khademi, are described in the accompanying Proxy Statement.

     2. To approve an amendment of the Company's 1997 Stock Incentive Plan (the "Plan") to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan from 1,200,000 shares to 1,800,000 shares.

     3. To approve issuance of sufficient shares of the Company's Common Stock, par value $.01 per share, (the "Common Stock"), to permit the exchange of 2,000 shares of Series A Exchangeable Preferred Stock and up to 40,000 Warrants into shares of the Company's Common Stock.

     4. To approve issuance of sufficient shares of the Company's Common Stock, par value $.01 per share, (the "Common Stock"), to permit the exchange of 2,250 shares of Series B Exchangeable Preferred Stock and up to 675,000 Warrants into shares of the Company's Common Stock.

     5. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on June 8, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and adjournment(s) thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

                                             Robert H. Gurevitch

                                             Chairman of the Board of Directors

Woodland Hills, CA 91367
_________, 2000



         IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                               6416 VARIEL AVENUE
                            WOODLAND HILLS, CA 91367
                                 1-818-932-2300
                                 --------------

                                 PROXY STATEMENT
                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 12, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation, formerly EDUDATA CORPORATION (the "Company"), for use at the Annual Meeting of Stockholders to be held at the held at the Dental/Medical Diagnostic Systems Corporate Headquarter located at, 6416 Variel Avenue, Woodland Hills, California, on July 12, 2000, 10:00 a.m. Los Angeles time and any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on June 8, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of May 15, 2000, 6,497,564 shares of the Company's Common Stock, par value $.01 per share, were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. As of May 1, 2000, the Company had approximately 204 stockholders of record, and is informed and believes that there are approximately 1,400 beneficial holders of the Company's Common Stock. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to Stockholders on or about June 10, 2000.

                                VOTING PROCEDURES

     A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. Abstentions and shares held by brokers that are prohibited from exercising discretionary authority will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     In accordance with the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, the Board of Directors is elected at each annual meeting of the stockholders of the Company. The Bylaws of the Company provide that the Board of Directors will consist of three Directors, but may be increased or decreased from time to time by resolution of the then authorized number of Directors. The Board of Directors currently consists of four Directors.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a Director at the time of the Annual Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as will be designated by the current Board of Directors to fill the vacancy. The Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a Director.

BOARD RECOMMENDATION AND REQUIRED VOTE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

     The Board of Directors proposes the election of the following nominees as
Directors:

                              Robert H. Gurevitch
                              Marvin H. Kleinberg
                              Jack D. Preston
                              John A. Khademi

     If elected, each nominee is expected to serve until the 2001 Annual Meeting of the Stockholders. The affirmative votes of a plurality of the Shares present in person or represented by proxy at the Annual Meeting and voting on the election of the Directors is required for the election of each of the above named nominees.

INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the Directors and executive officers of the Company as of April 15, 2000.

                        EXECUTIVE OFFICERS AND DIRECTORS

                                       YEAR
                                       FIRST
                                      ELECTED
                           AGE AT       OR
                          APRIL 15,  APPOINTED
NAME                        2000      DIRECTOR  PRINCIPAL OCCUPATION
----                      ---------  ---------- --------------------
DIRECTORS
Robert H. Gurevitch          58        1996     MR. GUREVITCH has been Chairman of the Board, Chief Executive Officer and President of the Company since March 1996, and was appointed
                                                Secretary of the Company in February 1997. Mr. Gurevitch founded Dental
                                                Medical Diagnostic Systems, LLC ("DMD") in October 1995 and was its
                                                Chief Executive Officer until it was acquired by the Company. From
                                                November 1994 until February 1995, Mr. Gurevitch served as Chief
                                                Executive Officer of Dycam, Inc., a manufacturer and marketer of digital cameras. From 1987 until his retirement in August 1993, Mr.
                                                Gurevitch served as Chief Executive Officer and Chairman of the Board at New Image Industries, Inc. ("New Image"), a manufacturer and distributor of intraoral cameras.

Marvin H. Kleinberg          72        1996     MR. KLEINBERG has been a Director of the Company since March 1996. Mr.
                                                Kleinberg is a founding partner of the law firm Kleinberg & Lerner,
                                                LLP, and has been a member of that law firm and its various predecessors since 1980.  Mr. Kleinberg has practiced in the area of intellectual property law since 1954. Mr. Kleinberg serves as an adjunct lecturer in Patent Law at the Franklin Pierce Law Center and is
                                                on the advisory council of the PTC Foundation, which publishes "IDEA."

Jack D. Preston              66        1997     DR. PRESTON has been a Director of the Company since February 1997.
                                                From February 1997 through December 1998, he served as a consultant to the Company. Since January 1999, he has served as the Executive Vice
                                                President of Product Development for the Company.  Dr. Preston has been
                                                The Don and Sybil Harrington Foundation Professor of Esthetic Dentistry
                                                at the University of Southern California School of Dentistry since 1979 where he was also the Chairman of the Department of Oral and
                                                Maxillofacial Imaging and the director of Informatics. Dr. Preston is also currently a Diplomat of the American Board of Prosthodontics. Dr.
                                                Preston is an international lecturer on various aspects of dentistry, an author of three textbooks and numerous articles and invited chapters, and is widely considered to be a leading expert on current and future applications of computer technology in dentistry.


                                     Page 3


John A. Khademi              37        1999     DR. KHADEMI has been a Director of the Company since March 1999.  Dr.
                                                Khademi has served as a consultant to the Company since December 1998.
                                                He has had his own practice, which is limited to Endodontics, since
                                                1994.  Also since 1994, Dr. Khademi has been an Associate Clinical
                                                Professor for the Department of Maxillofacial Imaging, and a
                                                Co-Director of Dental Informatics, at the USC School of Dentistry.  He
                                                has a Certificate in Endodontics and a Masters in Digital Imaging.
OTHER EXECUTIVE OFFICERS

Stephen F. Ross              41                 MR. ROSS has been the Chief Financial Officer of the Company since July
                                                1998.  From September 1995 until July 1998, Mr. Ross served as a Senior
                                                Consultant for Kibel Green Inc., a company that specializes in turnaround consulting.  From 1992 through 1994, Mr. Ross was the Chief
                                                Financial Manager for the Taper Family Trust.  From 1987 through 1991,
                                                Mr. Ross was the Co-founder and Chief Financial Officer for EPI
                                                Products, a distributor of personal care products.  Mr. Ross was a
                                                Senior Tax Manager at Touche Ross from 1982 through 1987.  He became a
                                                Chartered Accountant in South Africa in 1982, and a Certified Public
                                                Accountant in California in 1983.

Dewey Perrigo                46                 MR. PERRIGO has served as the Company's Vice President of Sales since
                                                March 1996. Commencing in October 1995, he served in the same capacity at DMD, LLC. From 1988 through September 1995, Mr. Perrigo served as the Director of Sales of New Image.

Robert Groner                38                 MR. GRONER was named Chief Operating Officer of the Company on March 8,
                                                2000.  Immediately prior to joining the Company, Mr. Groner served as
                                                Operations Manager at International Extrusion Corporation, a
                                                manufacturer of extruded aluminum products for commercial automotive and construction applications.  From September 1986 to May 1999, Mr.
                                                Groner was employed by Fansteel Inc. as the General Manager of its
                                                Precision Sheer Metal, Schulz Products and California Drop Forge
                                                Divisions.  Products manufactured at these locations were used in the aerospace and medical industries.  Mr. Groner is an alumnus of the
                                                Georgia Institute of Technology and is a member of that institution's
                                                Council of Outstanding Young Engineering Alumni.


The Directors hold office until the Annual Meeting of Stockholders next following their election and/or until their successors are elected and qualified. Officers are elected by the Board of Directors and serve at the discretion of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company maintained an Audit Committee consisting of Dr. Khademi and Mr. Kleinberg; both are outside directors of the Company. Mr. Kleinberg is not an "independent director" as defined in the NASD rules, because he was entitled to compensation from the Company in excess of $60,000 in return for legal services provided during the fiscal year ended December 31, 1999. The Audit Committee reviews with the Company's independent accountants, the scope and timing of their audit services, any other services they are asked to perform, and the report of independent accountants on the Company's financial statements following completion of their audit of the Company's financial statements. In addition, the Audit Committee makes an annual recommendation to the Board of Directors concerning the appointment of independent accountants for the coming year. No meetings of the Audit Committee were held during the year ended December 31, 1999. The committee met on March 14, 2000.

The Company maintained a Compensation Committee consisting of Messrs.: Gurevitch and Kleinberg and Dr. Preston. The Compensation Committee reviews compensation and benefits paid to the Company's executive officers and the general policy matters relating to compensation and benefits of all of the Company's employees. In connection with the offering of the Company's securities in May of 1997 (the "Offering") the Company agreed with M. H. Myerson & Co., Inc. that for a period of three years from the date of the closing of the Offering, all compensation and other arrangements between the Company and its executive officers, Directors and affiliates must be approved by the Compensation Committee, a majority of whose members must be independent. No meetings of the Compensation Committee were held during the year ended December 31, 1999. The committee did met in March 14, 2000.

     The Board of Directors held five meetings during fiscal 1999. No Director attended less than 66% of all the meetings of the Board of Directors and those committees on which he served in fiscal 1999.

DIRECTOR COMPENSATION

     Effective April 1997, the Company agreed to compensate each of its Directors who are not Officers of, or otherwise employed by, the Company ("Independent Directors") in the form of a $500 fee for their personal attendance at formal meetings of the Board of Directors. No compensation is paid for telephonic meetings. No payments were made to the Directors, as a group, for Board meeting attendance in 1999. In addition, the Company pays all expenses incurred by its Directors for travel, etc. which are directly related to Company business and are within the scope of their positions with the Company, and grants options to each of its Directors, as compensation for serving as Directors.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company during the last three fiscal years to Robert H. Gurevitch, the principal executive officer of the Company, to each of the Company's most highly compensated executive officers whose salary and bonus exceeded $100,000 during such year, and to other significant employees. SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                ---------------------------------------------------
                                                      ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                               -----------------------------    -------------------------   -------
                                                                   OTHER                     SECURITIES                     ALL
                                                                   ANNUAL       RESTRICTED    UNDERLYING     LTIP          OTHER
                                                SALARY   BONUS  COMPENSATION       STOCK     OPTIONS/SARS   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      ($)     ($)        (2)         AWARD(S)         (#)          ($)           ($)
---------------------------            ----    --------  -----  ------------    ----------   ------------   -------    ------------
Robert H. Gurevitch(1).........        1999    $300,789   --         --             --         50,000         --            --
Chairman of the Board of Directors,    1998     286,000   --         --             --         40,000         --            --
  Executive Officer, President and     1997     250,885   --         --             --         50,000         --            --

Dr. Jack P. Preston (3)........        1999    $197,950                                        25,000
 Director
   Executive Vice President

Dewey Perrigo(1)...............        1999    $162,120   --         --             --         15,000         --            --
Vice President of Sales                1998     156,000   --         --             --         20,000         --            --
                                       1997     137,308   --         --             --         25,000         --            --

Stephen F. Ross(4)                     1999    $149,520   --         --             --         30,000         --            --
Chief Financial Officer                1998      51,823                                        35,000

(1) For a description of employment agreements between these executive officers and the Company, see "Employment Agreements with Executive Officers" below this table.

(2) Certain of the officers of the Company routinely receive other benefits from the Company, including travel reimbursement, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during fiscal 1999, did not exceed the lesser of $50,000 or 10% of the compensation set forth above as to any named individual.

(3) Dr. Preston was appointed to the position of Executive Vice President effective January 4, 1999.

(4) Mr. Ross was appointed Chief Financial Officer in July 1998. Effective January 1, 2000, Mr. Ross' annual salary has been increased to $190,000.


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company and Mr. Gurevitch have entered into an agreement whereby Mr. Gurevitch has agreed to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company until September 30, 2003. Mr. Gurevitch's agreement provides for compensation including salary at a minimum annual base compensation rate of $298,000, adjusted pursuant to the Consumer Price Index annually starting July of 2000, a car allowance and life insurance policy payable to Mr. Gurevitch's estate and a standard benefits package. Pursuant to the terms of his agreement, Mr. Gurevitch may not have any ownership interest, or participate in any way, in any venture which competes with the Company for a period of three years after the termination of the agreement; provided, however, that the Company must pay Mr. Gurevitch a fee of $100,000 annually for each of the three years in consideration for this non-competition agreement.


OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants of stock options made during the fiscal year ended December 31, 1999 to the executive officers named in the Summary Compensation Table ("Named Executive Officers"). The Company did not grant any stock appreciation rights in 1999.

                              OPTION GRANTS IN 1999

                                    NUMBER OF    PERCENT OF TOTAL
                                   SECURITIES    OPTIONS GRANTED
                                   UNDERLYING    TO EMPLOYEES IN      EXERCISE OR   MARKET PRICE
                                     OPTIONS     FISCAL YEAR ENDED       BASE         ON DATE      EXPIRATION
NAME                                 GRANTED     DECEMBER 31, 1999    PRICE ($/SH)   OF GRANT (1)      DATE
----                               ----------    ------------------   ------------  -------------  ----------
Robert H. Gurevitch............      50,000           12.22%             $ 2.00           *        11/10/2009
Dr. Jack Preston...............      25,000            6.11%             $ 2.00           *        11/10/2009
Dewey Perrigo..................      15,000            3.67%             $ 2.00           *        11/10/2009
Stephen F. Ross................      30,000            7.33%             $ 2.00           *        11/10/2009
----------

* Unless otherwise indicated, all options were granted at fair market value on the date of grant in accordance with the Company's 1997 Stock Incentive Plan. Fair market value is the average of the bid and asked price for the Common Stock on the trading day prior to grant on the Nasdaq SmallCap Market.

     The following table sets forth, for those Named Executive Officers who held stock options at fiscal year end, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end, and the value of options held at fiscal year end based upon the closing market price of the Common Stock at December 31, 1999 on the Nasdaq SmallCap Market.

                   AGGREGATED FISCAL YEAR END OPTION EXERCISES
                        AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING                VALUE OF UNEXERCISED
                                 SHARES                    UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                               ACQUIRED ON    VALUE           DECEMBER 31, 1999            AT DECEMBER 31, 1999
                                EXERCUSE     REALIZED    ---------------------------   ----------------------------
NAME                             (#)(1)       ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                          ------------   --------    -----------   -------------   -----------    -------------
Robert H. Gurevitch.......         --           --         33,120         112,000        $ 14,400       $140,625
Dr. Jack Preston..........         --           --         23,760         372,400            --           70,313
Dewey Perrigo.............         --           --         48,133          46,000            --           42,313
Stephen F. Ross...........         --           --          7,000          58,000            --           84,375
----------

(1)  No options were exercised in fiscal year 1999.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1996, the Company entered into an agreement with Boston Marketing Company, Ltd. ("Boston Marketing") pursuant to which the Company obtained worldwide marketing rights in the dental market for the CCU processor and the CCD chip (together, a "Teli Unit") used in the Company's TeliCam System as well as the right to use the "TeliCam" trademark. At the time the Company entered into this agreement, Hiroki Umezaki was an officer, Director and principal stockholder of the Company and is a substantial stockholder and the President of Boston Marketing. Mr. Umezaki is no longer an affiliate or a Director of the Company. At December 31, 1999, the Company owed no moneys to Boston Marketing in connection with Teli Units purchased by the Company prior to that date. During the year ended December 31, 1999, the Company purchased 2,263 Teli Units at an aggregate cost of $1,577,149 from Boston Marketing.

     The Company also has an agreement with Mr. Umezaki pursuant to which he receives a 15% commission on all sales made by the Company in Asia, except Japan in which his commission is 12%. Mr. Umezaki earned $402,479 in commissions for the year ended December 31, 1999.

     During the fiscal year ended December 31, 1999, the Company purchased fewer than 2,500 units under its distribution agreement with Boston Marketing. Boston Marketing has refused to accept a subsequently placed order. On April 7, 2000 Boston Marketing filed suit in Los Angeles Superior Court alleging breach of contract and seeking unspecified damages. The Company is investigating the allegations and has not yet responded to the suit. The Company intends to defend the action vigorously and believes that it has meritorious defenses to this suit. Management believes that, if necessary, other CCD chips, CCU processors and frame grabbers could be obtained from third-party suppliers on comparable terms, although a disruption in supplies of components could extend for several months, which could materially adversely affect the Company's operating results. In addition, if the Company were forced to seek supplies of CCD chips, CCU processors and frame grabbers not manufactured by Teli, the Company may not be able to market the units incorporating those CCD chips, CCU processors and frame grabbers under the "TeliCam" trademark which could materially adversely affect the Company's operating results.

     Mr. Gurevitch and Mr. Umezaki have guaranteed the performance by the Company under the Company's leases for its Irvine and Westlake premises. The Company intends to attempt to obtain releases from the recipients of each of these guarantees and it is possible that the elimination of the availability of these guarantees may require the Company to post collateral or incur increased expense.

     On May 27, 1997, the Company loaned approximately $126,000 to Dewey Perrigo, an officer of the Company, and Andrea Niemiec-Perrigo, who was then an employee but who is no longer employed by the Company, for the purposes of buying a home. The Promissory Notes evidencing such loan bear interest at prime plus .25% (8.0%) at December 31, 1999 and are due and payable on November 30, 2002. On August 19, 1998, a principal payment of $56,000 and an interest payment of $6,152 were made leaving a loan balance of $70,000.

     Marvin Kleinberg is a patent and trademark attorney. Upon the request of management, he provides legal service to the Company. During 1999, Mr. Kleinberg billed $65,500 in fees.

     The Company has adopted a policy whereby all future transactions between the Company and its officers, Directors, principal stockholders or affiliates will be approved by a committee of the Board of Directors, a majority of the members of which will be independent Directors, or, if required by law, a majority of disinterested Directors, and will be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers, Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during the year ended December 31, 1999, all relevant
Section 16(a) filing requirements were complied with, provided that: (1) with respect to Robert Gurevitch, Chief Executive Officer of the Company, a Form 5 was filed late, on April 26, 2000 to report the annual changes in beneficial ownership for the fiscal year ended December 31, 1999; (2) with respect to Dr. Jack Preston, Executive Vice President of the Company, a Form 5 was filed late, on April 26, 2000 to report the annual changes in beneficial ownership for the fiscal year ended December 31, 1999; (3) with respect to Dr. John Khademi, Director of the Company, a Form 5 was filed late, on April 26, 2000 to report the annual changes in beneficial ownership for the fiscal year ended December 31, 1999; (4) with respect to Marvin Kleinberg, Director of the Company, a Form 5 was filed late, on April 26, 2000 to report the annual changes in beneficial ownership for the fiscal year ended December 31, 1999 (5) with respect to Dewey Perrigo, Vice President of Sales of the Company, no Form 4 was filed to report the indirect purchase of 5,100 common shares on November 4, 1999 for purchase price of $2.33 per share; (6) with respect to Dewey Perrigo, Vice President of Sales of the Company, a Form 5 was filed late, on May 10, 2000 to report the annual changes in beneficial ownership for the fiscal year ended December 31, 1999; (7) with respect to Stephen F. Ross, Chief Financial Officer of the Company, no Form 5 was filed as of March 31, 2000 to report the annual changes in beneficial ownership for the fiscal year ended December 31, 1999; (8) with respect to Dr. Jack Preston, Executive Vice President of the Company, a Form 4 was filed late, on January 13, 2000, to report the purchase of 2,000 common shares on November 3, 1999 for purchase price of $2.846 per share; (9) with respect to Dr. John Khademi, Director of the Company, a Form 4 was filed late, on January 13, 2000, to report the purchase of 5,000 common shares on November 9, 1999 for purchase price of $2.625 per share.The Company has received no other information with respect to any required filings by its executive officers, Directors, and/or any greater-than-ten-percent stockholders of any class of its securities.


                                  PROPOSAL TWO

                 PROPOSAL TO AMEND THE 1997 STOCK INCENTIVE PLAN

GENERAL

     The Board of Directors has approved an amendment (the "Amendment") to the 1997 Stock Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock available for issuance under the Stock Plan from 1,200,000 shares to 1,800,000 shares. The Amendment is being submitted to the Shareholders `for approval.

     The Board of Directors approved the Amendment to ensure that a sufficient number of shares are available for issuance under the 1997 Plan. As of May 15, 2000, options to purchase 1,159,110 shares are outstanding under the 1997 Plan. Based upon the closing price of the Company's Common Stock on the NASDAQ SmallCap Market on May 15, 2000 of $1.4375 per share, the market value of the shares of Common Stock underlying the option grants was $ 1,666,220. At May 15, 2000, 40,890 shares remained available for grants of awards under the 1997 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining key personnel who are in great demand as well as rewarding and providing incentives to its current employees. The increase in the number of shares available for awards under the 1997 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

     A total of 1,800,000 shares of the Company's Common Stock will be authorized for issuance under the 1997 Plan assuming approval of this proposal by the shareholders. Any shares of Common Stock which are subject to an award but are not used because the terms and conditions of the award are not met may again be used for awards under the 1997 Plan.

SUMMARY OF THE STOCK PLAN

     THE FOLLOWING SUMMARY DESCRIPTION OF THE 1997 PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1997 PLAN, WHICH IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST AND WILL BE SENT BY FIRST CLASS MAIL OR OTHER REASONABLY PROMPT MEANS WITHIN ONE BUSINESS CLAY OF RECEIPT OF ANY SUCH REQUEST. REQUESTS SHOULD BE MADE TO THE ATTENTION OF STEPHEN
F. ROSS, CHIEF FINANCIAL OFFICER, DENTAL/ MEDICAL DIAGNOSTIC SYSTEMS, INC., 6416 VARIEL AVENUE, WOODLAND HILLS, CA 91367 AT 1-800-399-0999.

     PURPOSE. The purpose of the 1997 Plan is to (i) provide a means by which Directors, officers and employees of or consultants to the Company, and any of its present or future parent or subsidiary corporations ("Affiliates"), may be given an opportunity to benefit from increases in value of the Common Stock through the granting of stock awards, (ii) retain the services of persons who are now Directors, officers, employees or consultants of the Company, (iii) secure and retain the services of new Directors, officers, employees and consultants, and (iv) provide incentives for such persons to exert maximum efforts for the success of the Company.

     ADMINISTRATION. The 1997 Plan is and will continue to be administered by the Board unless and until the Board delegates administration to a committee composed of not fewer than two members (the "Committee"), and at least two of the members of the Committee will be non-employee Directors of the Company. The Board is empowered, subject to, and within the limitations of, the express provisions of the 1997 Plan to (i) select the persons to whom awards will be granted, grant the awards, determine the terms and conditions of the awards and the number to be issued, and determine whether an award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Bonus, a Right to Purchase Restricted Stock, a Stock Appreciation Right, a Re-Load Option or a combination of the foregoing, (ii) construe and interpret the 1997 Plan and (iii) exercise such powers as the Board deems necessary to promote the best interests of the Company and which are not in conflict with the provisions of the 1997 Plan. If administration is delegated to a Committee, thc Committee will have the powers possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the 1997 Plan.

     ELIGIBILITY. Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Directors who are employed by the Company and officers and employees of the Company. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Directors, officers, employees and consultants of the Company. No person will be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair market value of the Common Stock at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date of its grant.

     OPTIONS. Each option must be approved by the Board and be in such form and will contain such terms and conditions as the Board will deem appropriate. No option will be exercisable after the expiration of ten years from the date it was granted.

     The exercise price of each Incentive Stock Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to the option on the date such incentive stock option is granted. The exercise price of each Nonstatutory Stock Option must not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to the option on the date each such Nonstatutory Stock Option is granted. The exercise price of Common Stock acquired pursuant to the exercise of an option will be paid, to the extent permitted by applicable statutes and regulations, in any form of legal consideration that may be acceptable to the Board, including, without limitation, different payment arrangements and/or by delivery to the Company of other shares of Common Stock.

     An Incentive Stock Option shall only be transferable by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person, or in the case of such person's disability by such person's legal representative or guardian. A Nonstatutory Stock Option shall only be transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO.

     The Board, in its sole discretion, determines the vesting schedule associated with any options. However, in the case of an option for which an exemption from the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "CCSL") is unavailable, the vesting provisions must provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the option From the date the option was granted; provided, however, that options granted to Directors, officers or consultants of the Company may vest at a rate of less than twenty percent (20%) per year.

     Options granted under the 1997 Plan may include a provision whereby the optionee may elect at any time while a Director, officer, employee or consultant to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Any unvested shares so purchased will be subject to a right to repurchase in favor of thc Company upon Termination of the optionee.

     The Board may include as part of any option a provision entitling the optionee to a further option (a "ReLoad Option") in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock. Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board may designate at the time of the grant of the original option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option will be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in the 1997 Plan. There will be no ReLoad Options on a Re-Load Option. Any such Re-Load Option will be subject to the availability of sufficient shares under the 1997 Plan and will be subject to such other terms and conditions as the Board may determine which are consistent with the express provisions of the 1997 Plan regarding the terms of the options.

     STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK. The 1997 Plan also provides for the grant of stock bonuses and purchases of restricted stock. Stock Bonuses are grants of Common Stock to participants in the 1997 Plan and do not involve the payment of a purchase price. The award of a right to purchase restricted stock entitles a participant in the 1997 Plan to acquire shares of Common Stock which are subject to certain voting limitations and restrictions at a price which is lower than the fair market value of the Common Stock on the date of the grant of such award. Each stock bonus or restricted stock purchase agreement will be approved by the Board and be in such form and will contain such terms and conditions as the Board deems appropriate.

     The purchase price under each restricted stock purchase agreement will be determined by the Board and designated in such agreement. The purchase price of shares of Common Stock for which an exemption from the qualification requirements of the CCSL is unavailable will be not less than one-hundred percent (100%) of the fair market value of the Common Stock at the date of the grant or the sale; provided, if such shares of Common Stock are granted or sold to a person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, the purchase price will be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the date of grant or sale.

     Rights under a stock bonus or restricted stock purchase agreement will only be assignable by any participant under the 1997 Plan by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the person to whom the rights are granted only by such person. The person to whom such rights are granted may, by delivering written notice to the Company, designate a third party who, in the event of the death of such person, will thereafter be entitled to exercise the rights held by such person under the stock bonus or restricted stock purchase agreement.

     The purchase price of Common Stock acquired pursuant to a restricted stock purchase agreement will be paid in any form of legal consideration that may be acceptable to the Board in its discretion. The Board may also award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     Shares of Common Stock sold or awarded under the 1997 Plan may be subject to a right to repurchase in favor of the Company upon Termination of the person to whom such shares have been sold or awarded at a repurchase price equal to the original purchase price (or such higher price as the Board may determine to be appropriate). The Board will provide that such rights to repurchase lapse with respect to such purchased shares pursuant to a schedule determined by the Board; provided, however, that for any stock bonus or restricted stock purchase right for which an exemption from the qualification requirements of the CCSL is unavailable, the Company's right to repurchase at the original purchase price will lapse at a minimum rate of twenty percent (20%) per year over five years from the date the stock bonus or restricted stock purchase right was granted and such right will terminate to the extent not exercised within ninety days following Termination of the stockholder/purchaser.

     STOCK APPRECIATION RIGHTS. The Board has full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to employees, Directors or consultants of the Company or its Affiliates under the 1997 Plan. Each such right entitles the holder to a distribution based on the appreciation in the fair market value per share of a designated amount of Common Stock.

     Three types of Stock Appreciation Rights are available for issuance under the 1997 Plan: Tandem Rights, Concurrent Rights and Independent Rights. Tandem Rights will be granted appurtenant to an option and will require the holder to elect between the exercise of such option for shares of Common Stock and the surrender, in whole or in part, of such option for an appreciation distribution, payable in cash, in an amount equal to (1) the aggregate fair market value (on the date of option surrender) of the number of vested shares of Common Stock under the option (or portion thereof) being surrendered on such date, less (2) the aggregate exercise price of such vested shares of Common Stock. Concurrent Rights will be granted appurtenant to an option and may apply to all or any portion of the shares of Common Stock subject to such option and will be automatically exercised at the same time such option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution, payable in cash, to which the holder of such Concurrent Rights shall be entitled upon exercise of the related option shall be an amount equal to (1) the aggregate fair market value (on the date of option exercise) of the number of vested shares of Common Stock under the option (or portion thereof) being exercised on such date and with respect to which such Concurrent Rights apply, less (2) the aggregate exercise price paid for such vested shares of Common Stock. Independent Rights shall be granted independently of any option and will entitle the holder upon exercise thereof to an appreciation distribution payable in cash in an amount equal to (1) the aggregate fair market value (on the date of the exercise of the Independent Right) of a number of shares of Common Stock equal to the number of vested share equivalents with respect to which the holder is exercising the Independent Right on such date, less (2) the aggregate fair market value (on the date of the grant of the Independent Right) of such number of shares of Common Stock.

     ADJUSTMENTS. With the consent of the affected holders, the Board has the authority to reprice outstanding options and stock appreciation rights and to cancel outstanding options and stock appreciation rights and grant new option and/or stock appreciation rights in lieu thereof.

     The 1997 Plan contains a provision which provides that equitable adjustments, as determined by the Board, will be made in the awards and in the maximum number of options and rights that may be granted to any eligible person in the event of any change in the number of issued shares of Common Stock or other securities then subject to the 1997 Plan which results from any stock split, stock dividend, recapitalization, merger, consolidation, combination of shares, exchange of shares or other similar corporate change or other transaction not involving the receipt of consideration by the Company. Upon the occurrence of certain changes in control events involving the Company, the Board has the authority to terminate the awards outstanding under the 1997 Plan or provide for the grant of a substitute security.

     AMENDMENTS. The Board may amend or terminate the 1997 Plan at any time and in any manner. However, unless it relates to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will (i) increase the number of shares of Common Stock reserved for Stock Awards under the 1997 Plan; (ii) modify the requirements as to eligibility for participation in the 1997 Plan to the extent such modification requires shareholder approval in order for the 1997 Plan to satisfy the requirements of Section 422 of the Code; or (iii) modify the 1997 Plan in any other way if such modification requires shareholder approval in order for the 1997 Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

     Additionally, no recipient of any award may, without his or her consent, be deprived of any of his or her rights thereunder or with respect thereto as a result of any such amendment.

     PLAN DURATION. The Board may suspend or terminate the 1997 Plan at any time. Unless sooner terminated, the 1997 Plan terminates on March 21, 2007. No Stock Awards may be granted under the 1997 Plan while the 1997 Plan is suspended or after it is terminated. Rights and obligations under any Stock Award granted while the 1997 Plan is in effect will not be altered or impaired by suspension or termination of the 1997 Plan, except with the written consent of the person to whom the Stock Award was granted.

     FEDERAL INCOME TAX TREATMENT. The following general discussion of federal income tax consequences is only a summary of principal considerations based upon the tax laws and regulations of the United States existing as of the date hereof, all of which may be subject to modification or change at any time, in some cases retroactively. This discussion is also qualified by certain exceptions and the particular circumstances of individual optionees, which may substantially alter or modify the consequences herein discussed. Optionees, in addition, may be subject to state and estate or other taxation.

     The 1997 Plan does not constitute a qualified retirement plan under Section 401 (a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit-sharing and other employee benefit plans).

     INCENTIVE STOCK OPTIONS (`ISOS"). With respect to ISOs granted under the 1997 Plan, an optionee generally will not recognize any income upon the grant or the exercise of the option. Upon a subsequent disposition of the stock, the optionee will generally recognize long-term capital gain or loss equal to the difference between the amount paid for the stock and the amount realized on its disposition, provided that the stock is not disposed of for at least two years from the date the option is granted and for at least one year from the date the stock is transferred to the optionee.

     If the stock received pursuant to the exercise of an ISO is disposed of prior to the aforementioned two-year or one-year periods (a "disqualifying disposition"), the optionee will generally recognize ordinary, compensation income upon the making of such disqualifying disposition, in an amount equal to the lesser of (i) the fair market value of the option shares on the exercise date, minus the exercise price, and (ii) the amount realized on the disposition, minus the exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will generally be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

     If an optionee exercises an ISO, in whole or in part, with previously acquired stock of the Company, the exchange will not affect the ISO treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired stock to the Company, and the shares of stock received by the optionee, equal in number to the previously acquired shares of stock exchanged therefor, will have the same tax basis and holding period for long-term capital gain purposes as such previously acquired stock. (The optionee will not, however, be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements.) Shares of stock received by an optionee in excess of the number of such previously acquired shares of stock will have a tax basis of zero and a holding period which commences as of the date of exercise. If the exercise of an ISO is effected using stock previously acquired through the exercise of an ISO, the exchange of such previously acquired shares of stock will be considered a disposition of such stock for the purpose of determining whether a disqualified disposition has occurred.

     When the optionee exercises an ISO granted under the 1997 Plan, the difference between the exercise price paid and the then fair market value of the stock will constitute an "item of adjustment" which may subject the optionee to the alternative minimum tax ("AMT") imposed by Section 55 of the Code. However, if a disqualifying disposition occurs in the year in which the option is exercised, the maximum amount that will be included as AMT income is the gain realized on the disposition of the stock. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disposition will not be considered income for AMT purposes. In addition, the basis of the stock for determining gain or loss for AMT purposes will be the exercise price for the stock, increased by the amount that the AMT income was increased due to the earlier exercise of the ISO.

     The Company will generally not be entitled to any federal income tax deduction with respect to ISOs granted or exercised under the 1997 Plan. However, if the optionee makes a "disqualifying disposition," then the Company generally will be entitled to a deduction in the year of such disqualifying disposition in an amount equal to the income includable by the optionee with respect to the transaction.

     NONQUALIFIED STOCK OPTIONS. An optionee who is granted an option or similar right to acquire Common Stock under the 1997 Plan that does not qualify for ISO treatment (a "nonqualified stock option") will not realize any income upon the grant of such option, but generally will realize ordinary income when the nonqualified stock option is exercised. The amount of income to be recognized by the optionee is equal to the difference between the amount paid for the stock and the fair market value of the stock received. The ordinary income received will constitute compensation for which tax withholding may be required.

     If, however, a profitable sale of the stock subject to a nonqualified stock option under the 1997 Plan could subject the optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, then such optionee will generally recognize ordinary income on the date when such optionee is no longer subject to such liability (or, if earlier, six months from the transfer of the stock to the optionee) in an amount equal to the fair market value of the shares on such date less the exercise price. However, the optionee may elect within thirty days of the date of exercise to recognize ordinary income as of the date of exercise.

     Shares received pursuant to the exercise of a nonqualified stock option granted under the 1997 Plan will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares received generally will begin on the date of exercise or other relevant date. Upon the subsequent sale of such shares, the optionee will generally recognize long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year (and provided that the shares constitute capital assets in the hands of the selling stockholder), in an amount equal to the difference between the selling price and the stockholder's tax basis in the shares sold.

     If an optionee exercises a nonqualified stock option, in whole or in part, with previously acquired stock of the Company, the optionee will recognize ordinary income in the amount by which the fair market value of the stock received by the optionee exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired stock to the Company. Shares of stock received by an optionee, equal in number to the previously acquired shares of stock exchanged therefor, will have the same tax basis and holding period as such previously acquired stock. Shares of stock received by an optionee in excess of the number of such previously acquired shares of stock will have a tax basis equal to the fair market value of such additional shares of stock as of the date ordinary income is received, and the holding period for such additional shares of stock will commence as of the date of exercise or such other relevant date.

     With respect to the grant and exercise of nonqualified stock options under the 1997 Plan, the Company generally will be entitled to a federal income tax deduction in its tax year within which the optionee recognizes income (that is, the taxable year of the Company in which or with which the optionee's taxable year of income recognition ends) equal to the amount of income recognized by the optionee.

     RESTRICTED STOCK. Awards to eligible persons under the 1997 Plan may include bonuses or other grants of shares that are subject to restrictions or vesting schedules. The recipient generally will not be taxed until the restrictions on such shares expire or are removed, at which time he or she will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, the optionee may elect within thirty days of the date of receipt of the restricted shares to recognize ordinary income as of the date of receipt, and the Company will be entitled to a deduction, on the date of the optionee's receipt of the restricted shares, equal to the excess of the fair market value of the shares on that date over the purchase price.

     MISCELLANEOUS AWARDS. Awards may be granted under the 1997 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

     WITHHOLDING. Generally, the Company will make arrangements for withholding applicable taxes with respect to ordinary income recognized by an employee in connection with awards made under the 1997 Plan. Special rules will apply in cases where the recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. Such delivery of shares will in certain circumstances result in the recognition of income with respect to such shares.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by Proxy at the Meeting is required to permit this amendment. With respect to the vote on the amendment to the 1997 Stock Incentive Plan, abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. However, broker non-votes will not be counted as votes cast for or against amendment of the 1997 Stock Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN.

                                 PROPOSAL THREE

          PROPOSAL TO APPROVE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES
               OF COMMON STOCK TO PERMIT EXCHANGE OF THE COMPANY'S SERIES A EXCHANGEABLE PREFERRED STOCK AND WARRANTS
                        INTO COMMON STOCK OF THE COMPANY


SUMMARY OF SERIES A PURCHASE AGREEMENT

     On October 25, 1999, the Board of Directors of the Company entered into an agreement (the "Series A Purchase Agreement") with foreign-based institutional investors for the sale of an aggregate of 2,000 shares of Series A Exchangeable Preferred Stock (the "Series A Shares"), 2,500 shares of Common Stock (the "Common Shares") and Warrants to purchase up to 40,000 shares of Common Stock (the "Warrants") for an aggregate purchase price of $2 million. The proceeds were used to finance increased inventory and for general working capital. The following discussion, in part, summarizes the principal features of the Series A Purchase Agreement, a copy of which is available without charge to shareholders upon written or oral request and will be sent by first class mail or other reasonably prompt means within one business day of receipt of any such request. Requests should be made to the attention of Stephen F. Ross, Chief Financial Officer, Dental/Medical Diagnostic Systems, Inc., 6416 Variel Avenue, Woodland Hills, CA 91367 at 1-800-399-0999.

     At a meeting held on November 1, 1999, the Board of Directors considered a range of alternative sources of financing prior to approving the term of the Series A Exchangeable Preferred Stock offering. The Board evaluated the Company's need for funds in order to finance the built-up of inventory for the digital x-ray product (MPDx) and development of the new curing lamp, cordless camera and home whitening kit. At the November 1, 1999 meeting, the Board also considered the benefits and risks of raising funds based, in part, on future market prices relative to other alternatives, and concluded that the terms set forth in the Series A Exchangeable Preferred Stock offering was in the best interests of the Company and represented the best alternative available to the Company to meet its funding needs.

     The Series A Purchase Agreement was consummated on November 23, 1999. The Series A Shares are nonvoting and receive an annual dividend of $40.00, which dividends accrue daily and are payable quarterly on March 31, June 30, September 30 and December 31 of each year. The Series A Shares enjoy a liquidation preference of $1,000 per share plus accrued and unpaid dividends.

     Each Series A Share has a stated value of $1,000 per share and is exchangeable into common stock (a) prior to March 15, 2000, at $4.00 per share and (b) on or after March 15, 2000, at the lesser of $4.00 per share or the average of the closing bid prices of the common stock during any three (3) of the prior thirty (30) consecutive trading days selected by the holder of the Series A Shares then being exchanged. If the exchange price at the time of exchange is less than $6.00 per share, the Company has the option to pay the holder of the Series A Shares then being exchanged an amount of cash equal to
(i) the average of the closing bid and asked prices on the date of the exchange, multiplied by (ii) the number of shares of common stock that would otherwise be issuable upon exchange of the Series A Shares then being exchanged. If (A) on or after November 16, 2002, or (B) at any time after March 15, 2000 the average of the closing bid prices for the Company's common stock for twenty (20) consecutive trading days is at least $8.00 per share and the average trading volume for thirty (30) consecutive trading days is at least 50,000 shares, there remain issued and outstanding any Series A Shares and a registration statement permitting the resale by the holder of the Series A Shares the common stock into which such Series A Shares may be exchanged is then effective, the Company shall be entitled to require all holders of Series A Shares then outstanding to exchange their Series A Shares for shares of common stock. The Company also has the right to redeem the Series A Shares under certain circumstances.

     The investors also received Warrants to purchase an aggregate of 40,000 shares of Common Stock (the "Warrant Shares") at $2.75 per share, exercisable at any time on or after March 15, 2000 for a period of five (5) years.

     The Company has agreed, pursuant to the Series A Purchase Agreement, to present its stockholders with a proposal to approve issuance of a sufficient number of shares of Common Stock (the "Series A Exchange Shares") to permit exchange of the Series A Shares and the Warrants into Common Stock. 6,397,498 shares of Common Stock were issued and outstanding as of December 1, 1999. The Company's Common Stock is traded on the Nasdaq SmallCap Market. Pursuant to the rules of the Nasdaq SmallCap Market, stockholder approval is required for the issuance of a number of shares equal to or more than 20% of the outstanding Common Stock at a price which is less than the greater of the book value or market value. The amount of Series A Exchange Shares, although not presently determinable, may represent a number of shares that exceed 20% of the issued and outstanding shares of Common Stock. In order to ensure continued compliance with the applicable rules of Nasdaq, the Series A Purchase Agreement governing the terms of the exchange of the Series A Shares expressly provides that if the Company does not obtain stockholder approval, the Company shall redeem each holder's outstanding shares of Series A Shares at a price equal to 125% of the stated value, plus all accrued but unpaid dividends thereon through the date of redemption.

     The Company is therefore seeking shareholder approval of the issuance of a sufficient number of shares of Series A Exchange Shares, in order to permit exchange of the Series A Shares and the Warrants into Common Stock, in order to satisfy shareholder approval requirements under Nasdaq rules in case, upon such exchange, the amount of Series A Exchange Shares issued would represent more than 20% of the issued and outstanding shares of Common Stock. The number of shares for which this approval is sought cannot be estimated at this time because computation of the number of shares is subject to a price-based adjustment mechanism, which causes the number of shares issuable to be dependent on future events, principally consisting of the future trading price of the Common Stock in the marketplace and the conversion decisions made by the holders of the Series A Shares and the Warrants.

     In addition, the Company has filed a registration statement with respect to the 2,500 shares of Common Stock, and the common stock underlying the Series A Exchange Shares and the Warrants.

     The exchange price of the Series A Shares is variable and may dilute the price of the Common Stock. If the trading price of the Common Stock declines, the number of shares of Common Stock into which the Series A Shares may exchange will increase. The following table illustrates this effect:

                           Number of Shares of Common Stock
                              into which 2,000 shares of
Average Trading Price of     Series A Preferred Stock may       Percentage of Outstanding Shares
      Common Stock                     Exchange                  of Common Stock after Exchange
-------------------------  ----------------------------------   ----------------------------------
        $ 2.75                          727,273                             10.07%
        $ 2.50                          800,000                             10.96%
        $ 2.25                          888,889                             12.03%
        $ 2.00                         1,000,000                            13.34%
        $ 1.75                         1,142,857                            14.96%
        $ 1.50                         1,333,333                            17.03%
        $ 1.25                         1,600,000                            19.76%
        $ 1.00                         2,000,000                            23.54%


     If the issuance of a sufficient number of shares to permit the exchange of the Series A Shares is not approved, the Company will be obligated to redeem each holder's outstanding shares of Series A Shares at a price equal to 125% of the stated value, plus all accrued but unpaid dividends thereon through the date of redemption. The Company may not have such liquid funds. The resulting impact on the Company's ability to raise funds for continued product development activities and operations would likely have a material adverse impact on the Company's results of operations.

BOARD RECOMMENDATION AND REQUIRED VOTE

     The Board unanimously approved the proposal to issue a sufficient number of shares of Common Stock to permit exchange of the Series A Shares and Warrants into Common Stock of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon, present in person or by Proxy at the Meeting, is required to permit this issuance. With respect to the vote on the issuance, abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. However, broker non-votes will not be counted as votes cast for or against the stock issuance. If the Shareholders approve the proposal, there will be no further vote on the matter at the time of exchange.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK TO PERMIT EXCHANGE OF THE COMPANY'S SERIES A EXCHANGEABLE PREFERRED STOCK AND WARRANTS INTO COMMON STOCK OF THE COMPANY


                                  PROPOSAL FOUR

          PROPOSAL TO APPROVE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES
               OF COMMON STOCK TO PERMIT EXCHANGE OF THE COMPANY'S SERIES B EXCHANGEABLE PREFERRED STOCK AND WARRANTS
                        INTO COMMON STOCK OF THE COMPANY


SUMMARY OF SERIES B PURCHASE AGREEMENT

     On February 24, 2000, the Board of Directors of the Company entered into an agreement (the "Series B Purchase Agreement") with foreign-based institutional investors for the sale of an aggregate of 2,250 shares of Series B Exchangeable Preferred Stock (the "Series B Shares") and Warrants to purchase up to 675,000 shares of Common Stock for an aggregate purchase price of $2.25 million. The proceeds were used to finance increased inventory and for general working capital. The following discussion, in part, summarizes the principal features of the Series B Purchase Agreement, a copy of which is available without charge to shareholders upon written or oral request and will be sent by first class mail or other reasonably prompt means within one business day of receipt of any such request. Requests should be made to the attention of Stephen F. Ross, Chief Financial Officer, Dental/Medical Diagnostic Systems, Inc., 6416 Variel Avenue, Woodland Hills, CA 91367 at 1-800-399-0999.

     At a meeting held on January 20, 2000, the Board of Directors considered a range of alternative sources of financing prior to approving the term of the Series B Exchangeable Preferred Stock offering. The Board evaluated the Company's need for funds in order to finance the development and purchase of inventory for the Apollo e curing lamp and the cordless camera. At the January 20, 2000 meeting, the Board also considered the benefits and risks of raising funds based, in part, on future market prices relative to other alternatives, and concluded that the terms set forth in the Series B Exchangeable Preferred Stock offering were in the best interests of the Company and represented the best alternative available to the Company to meet its funding needs.

     The Series B Purchase Agreement was consummated on March 3, 2000. The Series B Shares are nonvoting and receive an annual dividend of $30.00, which dividends accrue daily and are payable quarterly on March 31, June 30, September 30 and December 31 of each year. The Series B Shares enjoy a liquidation preference of $1,000 per share plus accrued and unpaid dividends.

     Each Series B Share has a stated value of $1,000 per share and is exchangeable into common stock at a price per share equal to the lesser of $2.85 or one hundred percent (100%) of the Market Price on the date of exchange. The Market Price is the average of the closing bid prices of any three (3) of the prior thirty (30) consecutive trading days selected by the holder of the Series B Shares then being exchanged. If the exchange price at the time of exchange is less than $6.00 per share, the Company has the option to pay the holder of the Series B Shares then being exchanged an amount of cash equal to (i) the average of the closing bid and asked prices on the date of the exchange, multiplied by
(ii)
the number of shares of common stock that would otherwise be issuable upon exchange of the Series B Shares then being exchanged. If (A) on or after February 23, 2003, or (B) the average of the closing bid prices for the Company's common stock for five (5) consecutive trading days is at least $10.00 per share and the average trading volume for thirty (30) consecutive trading days is at least 50,000 shares, there remain issued and outstanding any Series A Shares and a registration statement permitting the resale by the holder of the Series B Shares the common stock into which such Series B Shares may be exchanged is then effective, the Company shall be entitled to require all holders of Series B Shares then outstanding to exchange their Series B Shares for shares of common stock. The Company also has the right to redeem the Series B Shares under certain circumstances.

     The investors also received Warrants to purchase an aggregate of (i) up to 225,000 shares of Common Stock (the "B-1 Warrant Shares") at $2.51 per share, exercisable at any time on or after August 24, 2000 for a period of five (5) years and (ii) up to 450,000 shares of Common Stock (the "B-2 Warrant Shares") at $3.50 per share, exercisable at any time on or after February 29, 2000 and on or prior to the close of business on November 30, 2000.

     The Company has agreed, pursuant to the Series B Purchase Agreement, to present its stockholders with a proposal to approve issuance of a sufficient number of shares of Common Stock (the "Series B Exchange Shares") to permit exchange of the Series B Shares and the Warrants into Common Stock. 6,497,564 shares of Common Stock were issued and outstanding as of March 24, 2000. The Company's Common Stock is traded on the Nasdaq SmallCap Market. Pursuant to the rules of the Nasdaq SmallCap Market, stockholder approval is required for the issuance of a number of shares equal to or more than 20% of the outstanding Common Stock at a price which is less than the greater of the book value or market value. The amount of Series B Exchange Shares, although not presently determinable, may represent a number of shares that exceed 20% of the issued and outstanding shares of Common Stock. In order to ensure continued compliance with the applicable rules of Nasdaq, the Series B Purchase Agreement governing the terms of the exchange of the Series B Shares expressly provides that if the Company does not obtain stockholder approval, the Company shall redeem each holder's outstanding shares of Series B Shares in cash.

     The Company is therefore seeking shareholder approval of the issuance of a sufficient number of shares of Series B Exchange Shares, in order to permit exchange of the Series B Shares and the Warrants into Common Stock, in order to satisfy shareholder approval requirements under Nasdaq rules in case, upon such exchange, the amount of Series B Exchange Shares issued would represent more than 20% of the issued and outstanding shares of Common Stock. The number of shares for which this approval is sought cannot be estimated at this time because computation of the number of shares is subject to a price-based adjustment mechanism, which causes the number of shares issuable to be dependent on future events, principally consisting of the future trading price of the Common Stock in the marketplace and the conversion decisions made by the holders of the Series B Shares and the Warrants.

     In addition, the Company has filed a registration statement with respect to the Common Stock underlying the Series B Exchange Shares and Warrants.

     The exchange price of our Series B Shares is variable and may dilute the price of the Common Stock. If the trading price of the Common Stock declines, the number of shares of Common Stock into which the Series B Shares may exchange will increase. The following table illustrates this effect:

                             Number of Shares of Common Stock
                               into which 2,250 shares of
Average Trading Price of      Series B Preferred Stock may       Percentage of Outstanding Shares
    Common Stock                        Exchange                  of Common Stock after Exchange
------------------------     --------------------------------    --------------------------------
       $ 2.75                               818,182                            11.18%
       $ 2.50                               900,000                            12.17%
       $ 2.25                              1,000,000                           13.34%
       $ 2.00                              1,125,000                           14.76%
       $ 1.75                              1,285,714                           16.52%
       $ 1.50                              1,500,000                           18.76%
       $ 1.25                              1,800,000                           21.69%
       $ 1.00                              2,250,000                           25.72%

     If the issuance of a sufficient number of shares to permit the exchange of the Series B Shares is not approved, the Company will be obligated to redeem each holder's outstanding shares of Series B Shares at a price equal to 100% of the stated value, plus all accrued but unpaid dividends thereon through the date of redemption. The Company may not have such liquid funds. The resulting impact on the Company's ability to raise funds for continued product development activities and operations would likely have a material adverse impact on the Company's results of operations.

BOARD RECOMMENDATION AND REQUIRED VOTE

     The Board unanimously approved the proposal to issue a sufficient number of shares of Common Stock to permit exchange of the Series B Shares and Warrants into Common Stock of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon, present in person or by Proxy at the Meeting, is required to permit this issuance. With respect to the vote on the issuance, abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. However, broker non-votes will not be counted as votes cast for or against the stock issuance. If the Shareholders approve the proposal, there will be no further vote on the matter at the time of exchange.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK TO PERMIT EXCHANGE OF THE COMPANY'S SERIES B EXCHANGEABLE PREFERRED STOCK AND WARRANTS INTO COMMON STOCK OF THE COMPANY


                                OTHER INFORMATION
                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of April 15, 2000 certain information relating to the ownership of each series of the Company's equity securities by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the class of equity security, (ii) each of the Company's Directors, (iii) each of the Company's Named Executive Officers, and
(iv) all of the Company's executive officers and Directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Unless otherwise indicated, the address for each of the principal stockholders is c/o Dental/Medical Diagnostic Systems, Inc., 6416 Variel Avenue, Woodland Hills, California 91367.

                                                                                 NUMBER OF SHARES
TITLE OF CLASS              NAME                                              BENEFICIALLY OWNED(1)   PERCENTAGE(1)
--------------              ----                                              ---------------------   -------------
Common Stock                Robert H. Gurevitch(2)..............................   673,998                10.3%

Common Stock                Marvin H. Kleinberg(3)..............................    16,457                  *

Common Stock                Dewey Perrigo(4)....................................   139,564                 2.1%

Common Stock                Jack D. Preston(5)..................................    36,260                  *

Common Stock                Stephen F. Ross(6)..................................    11,500                  *

Common Stock                John A. Khademi(7)..................................    21,390                  *

Common Stock                Robert Groner.......................................      --

Common Stock                J. Steven Emerson(8)................................   414,034                 6.2%
                                 1056 Ilona Avenue, Los Angeles, CA 90064

Common Stock                AMRO International, S.A.(9)......................... 1,355,246                17.3%
                                 Grossmuensterplatz 6, Zurich, CH 8022
                                 Switzerland

Common Stock                The Endeavor Capital Fund, S.A.(10).................   345,661                 5.1%
                                 14/14 Divrei Chaim Street, Jerusalem, 94479
                                 Israel

Common Stock                Esquire Trade & Finance, Inc.(11)...................   582,740                 8.2%
                                 P.O. Box 2154, Baar, CH 6342
                                 Switzerland


                                    Page 18


Common Stock                Austinvest Anstalt Balzers(12)......................   582,740                 8.2%
                                 Landstrasse 938, 9494 Furstenturns,
                                 Balzers, Liechtenstein

Common Stock                All Officers and Directors as a Group
                                 7 persons(14)..................................   899,169                13.5%

Series A Exchangable        AMRO International, S.A.............................       700                 35%
Preferred Stock

Series A Exchangable        The Endeavor Capital Fund, S.A......................       500                 25%
Preferred Stock

Series A Exchangable        Esquire Trade & Finance, Inc........................       400                 20%
Preferred Stock

Series A Exchangable        Austinvest Anstalt Balzers..........................       400                 20%
Preferred Stock


Series B Exchangable        AMRO International, S.A.............................     1,000                44.44%
Preferred Stock

Series B Exchangable        Esquire Trade & Finance, Inc........................       350                15.6%
Preferred Stock

Series B Exchangable        Austinvest Anstalt Balzers..........................       350                15.6%
Preferred Stock

Series B Exchangable        Leval Trading.......................................       300                13.3%
Preferred Stock

Series B Exchangable        The Keshet Fund, L.P................................       150                 6.7%
Preferred Stock

----------

* Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 33,120 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of May 1, 2000.

(3) Includes 12,457 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of May 1, 2000.

(4) Includes 48,133 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of May 1, 2000.

(5) Includes 23,760 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of May 1, 2000.

(6) Includes 7,000 shares of Common Stock underlying options, and 4,500 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of May 1, 2000.

(7) Includes 13,890 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of May 1, 2000.


                                    Page 19


(8) Includes 100,000 shares of Common Stock underlying Common Stock purchase Warrants issued in a debt placement and 78,000 share of Common Stock underlying an aggregate of 78,000 of the Company's Redeemable Common Stock Purchase Warrants which were exercisable on or which will become exercisable within 60 days of May 1, 2000.

(9) Consists of 700 shares of Series A Exchangeable Preferred Stock, 1,000 shares of Series B Exchangeable Preferred Stock and Warrants to purchase 214,000 shares of Common Stock. On April 15, 2000, the shares of Series A Exchangeable Preferred Stock held by AMRO International, S.A. were exchangeable into 469,925 shares of Common Stock, and the shares of Series B Exchangeable Preferred Stock held by AMRO International, S.A. were exchangeable into 671,321 shares of Common Stock.

(10) Consists of 500 shares of Series A Exchangeable Preferred Stock and Warrants to purchase 10,000 shares of Common Stock. On April 15, 2000, the shares of Series A Exchangeable Preferred Stock held by The Endeavor Capital Fund, S.A. were exchangeable into 335,661 shares of Common Stock.

(11) Consists of 400 shares of Series A Exchangeable Preferred Stock, 350 shares of Series B Exchangeable Preferred Stock, Warrants to purchase 78,000 shares of Common Stock and 1,250 shares of Common Stock. On April 15, 2000, the shares of Series A Exchangeable Preferred Stock held by Esquire Trade & Finance Inc. were exchangeable into 268,528 shares of Common Stock, and the shares of Series B Exchangeable Preferred Stock held by Esquire Trade & Finance Inc. were exchangeable into 234,962 shares of Common Stock.

(12) Consists of 400 shares of Series A Exchangeable Preferred Stock, 350 shares of Series B Exchangeable Preferred Stock, Warrants to purchase 78,000 shares of Common Stock and 1,250 shares of Common Stock. On April 15, 2000, the shares of Series A Exchangeable Preferred Stock held by Austinvest Anstalt Balzers were exchangeable into 268,528 shares of Common Stock, and the shares of Series B Exchangeable Preferred Stock held by Austinvest Anstalt Balzers were exchangeable into 234,962 shares of Common Stock.

(13) Consists of 300 shares of Series B Exchangeable Preferred Stock and Warrants to purchase 60,000 shares of Common Stock. On April 15, 2000, the shares of Series B Exchangeable Preferred Stock held by Leval Trading were exchangeable into 201,396 shares of Common Stock.

(14) Includes 138,360 shares of Common Stock underlying options, and 4,500 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of May 1, 2000.


                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders, for inclusion in the Company's Proxy statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by December 31, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended December 31, 1999 and have been selected by the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation materials to such beneficial owners.

Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                          ANNUAL REPORT ON FORM 10-KSB

     THE COMPANY'S ANNUAL REPORT, AS AMENDED ON FORM 10-KSB AND FORM 10-KSB/A, WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN ROSS, CHIEF FINANCIAL OFFICER, DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., 6416 VARIEL AVENUE, WOODLAND HILLS, CALIFORNIA 91367.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          /S/ STEPHEN ROSS

                                          Stephen Ross
                                          Chief Financial Officer

Woodland Hills, California
May 22, 2000

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a Stockholder of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Robert H. Gurevitch and Stephen F. Ross, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on July 12, 2000, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors' four nominees as directors.

Robert H. Gurevitch    Marvin H. Kleinberg    Jack D. Preston    John A. Khademi

     [_]  FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

     [_]  ABSTAIN

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

     ---------------------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To approve an amendment of the Company's 1997 Stock Incentive Plan (the "Plan") to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan from 1,200,000 shares to 1,800,000 shares.

              [_] FOR             [_] AGAINST            [_] ABSTAIN

Proposal 3. To approve issuance of sufficient shares of the Company's Common Stock, par value $.01 per share, (the "Common Stock"), to permit the exchange of 2,000 shares of Series A Exchangeable Preferred Stock and up to 40,000 Warrants into shares of the Company's Common Stock.

              [_] FOR             [_] AGAINST            [_] ABSTAIN

Proposal 4. To approve issuance of sufficient shares of the Company's Common Stock, par value $.01 per share, (the "Common Stock"), to permit the exchange of 2,250 shares of Series B Exchangeable Preferred Stock and up to 675,000 Warrants into shares of the Company's Common Stock.

              [_] FOR             [_] AGAINST            [_] ABSTAIN


     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE

ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May __, 2000, relating to the Annual Meeting.

                    Dated:___________________________, 2000

                    Signature:_____________________________

                    Signature:_____________________________
                    Signature(s) of Stockholder(s)
                    (See Instructions Below)

                    The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

     [_] Please indicate by checking this box if you anticipate attending the Annual Meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

            [LETTERHEAD OF DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.]



___________, 2000


Dear Stockholder:


The Company's Annual Meeting of Stockholders will be held on Wednesday, July 12, 2000 at 10:00 a.m. at the Dental/Medical Corporate Headquarters located at 6416 Variel Avenue Woodland Hills, California. I hope that you will be able to attend in person. Following the formal business of the meeting, management will be providing an update on our business operations, and will be available to respond to your questions.

This year the agenda for the Annual Meeting includes the election of directors, the approval of an amendment to the 1997 Stock Incentive Plan, the approval of the issuance of sufficient shares of Common Stock to permit the exchange of Exchangeable Preferred Stock and Warrants into shares of Common Stock, and any other matters that may properly come before the meeting. YOUR VOTE IS IMPORTANT TO US. Please sign, date and return your completed proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. As Chairman, I want you to know that the Board endorses each of the nominees and I urge you to elect the nominated Directors.

Additional copies of our Annual Report and Form 10-KSB are available upon request by contacting Bette Smith, assistant to Stephen Ross, CFO at (800) 399-0999, extension 309.

On behalf of the Board of Directors, I want to thank each of you as stockholders for your continued support of our endeavors.


Sincerely,

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.



ROBERT H. GUREVITCH
Chairman of the Board
President and CEO



                  6416 Variel Avenue o Woodland Hills, CA 91367
                    o tel. 800.399.0999 o fax. 805.374.1966